SigmaTron International, Inc.

July 31, 2015

EXHIBIT 32.1

Certification by the Principal Executive Officer of

SigmaTron International, Inc.

Pursuant to Rule 13a-14(b) under the Exchange Act and

Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

I, Gary R. Fairhead, am President and Chief Executive Officer of SigmaTron International, Inc. (the “Company”).

This certification is being furnished pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2015 (the “Report”).

I hereby certify that to the best of my knowledge:

(a)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78 m(a) or 78o(d)); and

(b)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  September 14, 2015

/s/ Gary R. Fairhead

Gary R. Fairhead

President and Chief Executive Officer of

SigmaTron International, Inc.